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              [LOGO OF DECHERT LLP]

              April 28, 2006

              Sound Shore Fund, Inc.
              Two Portland Square
              Portland, ME 04101
BOSTON
              Dear Ladies and Gentlemen :
BRUSSELS
              We have acted as counsel for Sound Shore Fund, Inc., a Maryland
Charlotte     corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of an indefinite number of
FRANKFURT     shares of Common Stock, $0.001 par value each, of the Company.

HARRISBURG    As counsel for the Company, we have participated in the
              preparation of Post-Effective Amendment No. 29 under the
HARTFORD      Securities Act of 1933 and Post-Effective Amendment No. 24 under the Investment Company Act of 1940 to the registration statement
LONDON        of the Company on Form N-1A relating to such shares and have examined and relied upon such records of the Company relating,
LUXEMBOURG    among other things, to the authorization by the Company's Board of Directors of the issuance of the shares, and such other
Munich        documents and applicable law we have deemed to be necessary to render the opinions expressed herein. Based on such examination,
NEW YORK      we are of the opinion that:

NEWPORT BEACH i.  The Company has the authority to issue 100,000,000 shares of
                  Common Stock, par value $0.001 per share (the "Shares").
Palo Alto
              ii. At such time as the Shares are sold, issued and paid for in
PARIS             accordance with the terms of the prospectus forming a part of the Company's Post-Effective Amendment No. 29 to its
PHILADELPHIA      registration statement, the Shares, when sold, will be
                  legally issued, fully paid and non-assessable by the Company.
PRINCETON
              We hereby consent to the use of this opinion as an exhibit to
SAN FRANCISCO the Company's Post-Effective Amendment No. 29 to its
              registration statement on Form N-1A, and any subsequent
WASHINGTON    amendments thereto, filed with the Securities and Exchange
              Commission (File No. 2-96141). In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 and the rules and regulations thereunder.

              Very truly yours,

              Dechert LLP

              12560686.1.BUSINESS

              Law Offices of Dechert LLP
              30 Rockefeller Plaza New York, NY 10112-2200 Tel: 212.698.3500
              Fax: 212.698.3599 www.dechert.com